April 27, 2005

AdvisorOne Funds

4020 South 147th Street

Omaha, NE 68137

Re:

AdvisorOne Funds (33-20635/811-8037)
Registration Statement on Form N-1A

Dear Sir/Madam:

We hereby consent to the filing of this consent as an Exhibit to the Registration Statement (the “Registration Statement”) filed by AdvisorOne Funds, a Delaware statutory trust (the “Trust”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares (the “Shares”) of beneficial interest of the Amerigo Fund and Clermont Fund, each a series of the Trust..  We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP